Exhibit 99.1

PRIVILEGED & CONFIDENTIAL

POLICY OF ENDO PHARMACEUTICALS HOLDINGS INC.
RELATING TO INSIDER TRADING IN COMPANY
SECURITIES AND CONFIDENTIALITY OF INFORMATION

To:	All Personnel
From:	Carol A. Ammon, Chairman & Chief Executive Officer

     The Board of Directors has adopted the following Policy which applies to all personnel (including directors and officers) of Endo Pharmaceuticals Holdings Inc. and its subsidiaries (collectively called the “Company”) arising from our legal and ethical responsibilities as a public company.

1. Prohibition Against Trading on Undisclosed Material Information: If you are aware of material information relating to the Company which has not yet been available to the public for at least two full days (often called “inside information”), you are prohibited from trading in our securities, directly or indirectly, and from disclosing such information to any other persons who may trade in our securities. Any information, positive or negative, is “material” if it might be of significance to an investor in determining whether to purchase, sell or hold our securities. Information may be significant for this purpose even if it would not alone determine the investor’s decision. Examples include a potential business acquisition, internal information about revenues, earnings or other aspects of financial performance which departs in any way from what the market would expect based upon prior disclosures, important business developments (including FDA approval or nonapproval of one of our products), the acquisition or loss of major customer, or an important transaction. We emphasize that these examples are merely illustrative. When we refer to our “securities” we mean both the Company's common stock and the Company's warrants.

     Once material information is publicly announced, trading can occur after a lapse of two full trading days. Therefore, if an announcement is made before the commencement of trading on a Monday, an employee may trade in the Company’s stock or warrants starting on the Wednesday of that week, because two full trading days would have elapsed by then (all of Monday and Tuesday). If the announcement is made on Monday after trading begins, employees may not trade in the Company’s stock or warrants until Thursday. Please consult myself, Jeffrey R. Black or Caroline B. Manogue if you are uncertain when trading may commence following an announcement.

     The above prohibition against trading on inside information generally reflects the requirements of law as well as the Company’s Policy. As more fully discussed below, a breach of this Policy probably will constitute a serious legal violation as well.

2. Restricted Periods: In addition to the limitations set forth in Section 1 above, no personnel should trade any securities of the Company during periods that begin 10 trading days prior to the end of each of the Company’s fiscal quarters (including its fiscal year end) and ending two full trading days after the financial results for each quarter, or with respect to the fourth quarter for the full year, have been announced publicly (the “Restricted Period”). The Company’s fiscal quarters end on each March 31, June 30 and September 30 and its fiscal year end is December 31. The announcement date of the quarterly results varies. Notwithstanding the foregoing, personnel may sell any securities of the Company during a Restricted Period if such securities are sold pursuant to an effective registration statement on Form S-3 or Form S-4 or any successor form thereto on file with the U.S. Securities and Exchange Commission (an “Exempted Sale”) and such personnel have received the consent of Jeffrey R. Black or Caroline B. Manogue prior to conducting such sale. Furthermore, upon the receipt of a notice by mail, fax or email from the Company informing personnel of an Exempted Sale, all personnel may trade any securities of the Company until such time as the Exempted Sale is consummated or a notice by mail, fax or email from us informing personnel that no further trades may be consummated, but in no case for more than three business days from the date of such notice.

3. Confidentiality Generally: Serious problems arise from the unauthorized disclosure of internal information about the Company (or confidential information about our customers or vendors), whether or not the purpose of facilitating improper trading in our stock. Accordingly, the Company’s confidentiality policy remains the same but is supplemented by this Policy. Company personnel should not discuss internal Company matters or developments with anyone outside of the Company, except as required in the performance of regular corporate duties.

     This prohibition applies specifically (but not exclusively) to inquiries about the Company which may be made by the financial press, investment analyst or others in the financial community. It is important that all such communications on behalf of the Company be made only through an appropriately designated officer under carefully controlled circumstances. Unless you are expressly authorized to the contrary, if you receive any inquiries of this nature, you should decline comment and refer the inquiry to Jeffrey R. Black or Caroline B. Manogue (or their respective successors as Chief Financial Officer and Corporate Secretary).

4. Information About Other Companies: In the course of your employment, you may become aware of material non-public information about other public companies — for example, other companies with which our Company has business dealings. You are prohibited from trading in the securities of any other public company at a time when you are in possession of material non-public information about such company.

5. Tipping: Improper disclosure of non-public information to another person who trades in the stock (so-called “tipping”) is also a serious legal offense by the tipper and a violation of the terms of this Policy. If you disclose information about our Company, or information about any other public company which you acquire in connection with your employment with our Company, you may be fully responsible legally for the trading of the person receiving the information from you (your “tippee”) and even persons who receive the information directly or indirectly from your tippee. Accordingly, in addition to your general obligations to maintain confidentiality of information obtained through your employment and to refrain from trading while in possession of such information, you must take utmost care not to discuss confidential or non-public information with family members, friends or others who might abuse the information by trading in securities.

6. Limitation on Certain Trading Activities: We encourage interested employees to own securities as a long-term investment at levels consistent with their individual financial circumstances and risk bearing abilities (since ownership of any security entails risk). However, Company personnel may not trade in puts, calls or similar options on our stock or sell our stock “short”. (You may, of course, exercise any stock options granted to you by the Company in accordance with their terms.)

7. Consequence of Violation: The Company considers strict compliance with this Policy to be a matter of utmost importance. We would consider any violation of this Policy by an employee as a threat to our reputation. Violation of this Policy could cause extreme embarrassment and possible legal liability to you and the Company. Knowing or willful violations of the letter or spirit of this Policy will be grounds for immediate dismissal from the Company. Violation of the Policy might expose the violator to severe criminal penalties as well as civil liability to any person injured by the violation. The monetary damages flowing from a violation could be three times the profit realized by the violator, as well as the attorneys’ fees of the persons injured.

8. Resolving Doubts: If you have any doubt as to your responsibilities under this Policy, seek clarification and guidance before you act from Jeffrey R. Black or Caroline B. Manogue (or their respective successors as Chief Financial Officer and Chief Legal Officer). Do not try to resolve uncertainties on your own.

9. A Caution About Possible Inability to Sell: Although the Company encourages employees to own our securities as a long-term investment (See Section 6), all personnel must recognize that trading in securities may be prohibited at a particular time because of the existence of material non-public information. Anyone purchasing our securities must consider the inherent risk that a sale of the securities could be prohibited at a time he or she might desire to sell them. The next opportunity to sell might not occur until after an extended period, during which the market price of the securities might decline.